UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 28, 2010

CHINA AGRITECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34458	75-2955368
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 3F No. 11 Building, Zhonghong International Business Garden
Future Business Center,
Chaoyang North Road, Chaoyang District, Beijing, China 100024
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code: (86) 10-59621278

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2010, China Agritech, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Rodman & Renshaw, LLC (the "Underwriter") related to a public offering of 1,243,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $16.10 per share, less a 6% underwriting commission. The total gross proceeds of the offering will be approximately $20,012,300 million, and net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $18.3 million.

Pursuant to the terms of the Underwriting Agreement, the Company has granted the Underwriter an option, exercisable for 45 days, to purchase up to an aggregate of 15% additional shares of Common Stock to cover over-allotments, if any.  The offering is being made pursuant to the Company’s effective registration statement on Form S-3, as amended (Registration Statement No. 333-164810), filed with the United States Securities and Exchange Commission and, a prospectus supplement, dated April 29, 2010 (the “Prospectus Supplement”) filed with the Securities and Exchange Commission. The public offering and sale contemplated by the Underwriting Agreement will be completed on or about May 4, 2010, subject to customary closing conditions. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01. Other Events.

On April 28, 2010, the Company issued a press release announcing the public offering described in Item 1.01 of this Current Report and, subsequently thereafter, issued a press release on April 28, 2010 announcing that it had priced the public offering.  The Company’s press releases are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report.

Prior to the public announcement of the transaction and the commencement of solicitation of retail investors, the Company conducted meetings with numerous institutional investors that had previously agreed to maintain the confidentiality of the transaction and the information the Company supplied them to evaluate participation in the offering.  A copy of the materials the Company supplied them (the “Investor Presentation”) is attached hereto as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

No.	Description

1.1	Underwriting Agreement dated April 28, 2010

5.1	Opinion of Loeb & Loeb LLP as to the legality of the shares of common stock

99.1	Press Release dated April 28, 2010

99.2	Press Release dated April 28, 2010

99.3	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA AGRITECH, INC.

Date: April 28, 2010	/s/ Yausing Tang
Yausing Tang
Chief Financial Officer

Exhibit Index

No.	Description

1.1	Underwriting Agreement dated April 28, 2010

5.1	Opinion of Loeb & Loeb LLP as to the legality of the shares of common stock

99.1	Press Release dated April 28, 2010

99.2	Press Release dated April 28, 2010

99.3	Investor Presentation